                                                                                                     For more information, contact:
                                                                                                                 Investor Relations
                                                                                                                 Acxiom Corporation
                                                                                                                     (501) 342-1321
                                                                                                                              EACXM

                                          Acxiom Reports Fourth-Quarter, Fiscal-Year Results
                                             Revenue up 21%, EPS grows 16% in fiscal 2005

LITTLE ROCK, Ark. -- May 11, 2005 - Acxiom® Corporation (Nasdaq:ACXM) today reported fourth-quarter and full-year financial results for fiscal 2005 ended March 31, 2005. Fourth-quarter results include revenue of $322.5 million, income from operations of $23.0 million and diluted earnings per share of $.16.  The fourth-quarter results include the impact of a $3.6 million non-cash charge related to the accelerated vesting of stock options.  Full-year results include revenue of $1.223 billion, income from operations of
$122.2 million and diluted earnings per share of $.74. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at
www.acxiom.com. The Company will reference presentation slides that will be available on the website prior to the call.

"Our U.S. business remained solid in the fourth quarter and through the fiscal year, despite some reductions in credit card mailing volumes," Company Leader Charles D. Morgan said.  "U.S. revenue grew 9 percent for the fiscal year. While our international operation didn't meet the expectations that we set for their business, we were able to integrate two large, historically unprofitable data businesses across seven countries in Europe with our U.K. based services business and generate a profit for the fiscal year. We also believe that the recent acquisitions of Smart DM and Digital Impact will enhance and expand Acxiom's value proposition - inside and outside the U.S."

Details of Acxiom's fourth-quarter performance include:

o        Revenue of $322.5 million, a 16 percent increase over $277.8 million in the fourth quarter of fiscal 2004. Acquisitions contributed 4 percentage points of this 16 percentage-point growth in revenue.
o        Income from operations of $23.0 million, a 4 percent increase from $22.0 million the year before.
o        Diluted earnings per share of $0.16, down 6 percent from $0.17 in the same period a year ago.
o        A non-cash charge of $3.6 million related to the acceleration of vesting of stock options, which reduced income from operations by $3.6 million and reduced diluted earnings per share by 2.3 cents for the quarter.
o        Operating cash flow of $67.8 million and free cash flow of $40.2 million. The free cash flow of $40.2 million is a non-GAAP financial measure, and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.
o        New contracts that are expected to deliver $42 million in annual revenue and renewals that total $42 million in annual revenue.
o        Committed new deals in the pipeline that are expected to generate $62 million in annual revenue.
o        The announcement of our agreement to acquire Digital Impact, a leading provider of integrated digital marketing solutions, based in San Mateo, California.  This acquisition closed following the completion of the fourth quarter.
o        The acquisition of SmartDM, a full-service direct marketing firm based in Nashville, Tenn., that offers comprehensive direct marketing services and information management for mid-sized companies.

Morgan noted that Acxiom recently completed contracts with Providian Financial Corporation; Deluxe Corporation; Lands' End, Inc.;
Bankers Life and Casualty, a subsidiary of Conseco Inc.; RR Donnelley & Sons Company; Marriott Vacation Club International; Juniper
Bank; Nationwide Mutual Insurance Company; Southeast Toyota Distributors, LLC; FranklinCovey; and Advance Publications Inc.

Fiscal 2005 highlights:

o        Revenue of $1.223 billion, up 21 percent from $1.011 billion a year ago. Acquisitions contributed 11 percentage points of this 21 percentage-point growth in revenue.
o        Diluted earnings per share of $.74, a 16 percent improvement over $.64 in fiscal 2004.
o        Operating cash flow of $247.0 million.
o        Free cash flow of $159.0 million.
o        New contracts that are expected to deliver $137 million in annual revenue and renewals that also total $168 million in annual revenue. Highlights include a new 15-year contract with Information Resources, Inc. (IRI), including renewal options after years 5 and 10, that is expected to average $25 million to $30 million in annual revenue; and a five-year extension of
         Acxiom's data center management outsourcing agreement with TransUnion with an estimated average annual revenue of $60 million to $70 million.
o        The acquisition of ChinaLOOP, a pioneering business intelligence, customer relationship management and data management company based in Shanghai, China.
o        The purchase of 2.97 million shares of Acxiom stock through the company's stock buy-back program at a total cost of $67.4 million. From the program's introduction in December 2002 through March 31, 2005, the Company has purchased a total of 9.1 million shares of Acxiom stock at a total cost of $158.6 million.
o        An increase in the Company's quarterly cash dividend, which was raised from 4 cents per share to 5 cents per share in
         February 2005.
o        The redemption of a $175 million convertible bond in February 2005, resulting in an annual cash savings of approximately
         $6.6 million.

Fiscal 2005 Recognition

In fiscal 2005, Acxiom was:

o        Included in the Computerworld Honors Program for its Customer Information Infrastructure (CII) grid-computing technology.
o        Named to the DM Review 100.
o        Honored by Computerworld as one of the 100 Best Places to Work in Information Technology
o        Listed in CIO magazine's "CIO 100 for IT Agility."
o        Honored by CRM magazine with its "CRM Data Quality Market Leader Award."
o        Included in InformationWeek magazine's "InformationWeek 500 for Innovative Use of Information Technology."
o        Honored with a TDWI Best Practices in Data Warehousing award in the "Radical Data Warehousing/Business Intelligence"
         category.

Road Map and Outlook

Fiscal 2005 U.S. revenue of $1.011 billion exceeded the range of $991 million to $1.010 billion the Company projected in its
Financial Road Map. International revenue of $213 million for the year was slightly below the Road Map range of $215 million to $225 million. U.S. operating margin, which was impacted by the $3.6 million non-cash charge, was 11.3 percent for fiscal 2005 compared to a projected range of 12 to 12.5 percent. International margin of 3.9 percent was below the 5 to 7 percent projected range.

Acxiom's Financial Road Map has been updated based on current expectations for fiscal year 2006, and the long-term goals reflect expected performance in fiscal 2009. For the fiscal year ended March 31, 2006, the Company estimates that: U.S. revenue will grow 13 percent to 15 percent, the U.S. operating margins will be 11.5 percent to 12.5 percent, international revenue will grow 0 percent to
5 percent (5 to 10 percent when adjusted for the recent divestiture of letter shop operations in Germany) and international margin will be 4.5 percent to 6.5 percent.

The financial projections stated today are based on the Company's current expectations and the assumptions and limitations set forth in the Financial Road Map. These projections are forward looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are
Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and
Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release (including references to the Financial Road Map) and the scheduled conference call include a discussion of non-GAAP financial measures.  Whenever the Company reports non-GAAP financial measures, there is a reconciliation to the comparable GAAP measure attached to the press release.

This release, presentation slides and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially.  Such statements may include but are not necessarily limited to the following: that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map will be within the estimated ranges; that the business pipeline and our current cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections; that new contracts and contract renewals will generate the indicated amounts of revenue; that we have committed new deals in the pipeline that are expected to deliver the indicated amounts; that the recent acquisitions of SmartDM and Digital
Impact will enhance and expand Acxiom's value proposition - inside and outside the U.S.; that future results will be within the indicated ranges; that new products and services will produce the expected results.

The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned;
the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue;  the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map exhibit, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure
(CII) grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued
stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States
Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                      ACXIOM CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                               (Dollars in thousands, except earnings per share)

                                                                              For the Three Months Ended
                                                                                      March 31,
                                                                      ------------------------------------------
                                                                           2005                       2004
                                                                      ------------------------------------------

Revenue:
    Services                                                                 235,945                    199,135
    Data                                                                      86,589                     78,702
                                                                      ---------------            ---------------
     Total revenue                                                           322,534                    277,837

Operating costs and expenses:
    Cost of revenue
     Services                                                                189,864                    165,194
     Data                                                                     54,602                     54,764
                                                                      ---------------            ---------------
     Total cost of revenue                                                   244,466                    219,958

    Selling, general and administrative                                       55,113                     31,017

    Gains, losses and nonrecurring items, net                                      -                      4,863
                                                                      ---------------            ---------------

        Total operating costs and expenses                                   299,579                    255,838
                                                                      ---------------            ---------------

    Income from operations                                                    22,955                     21,999
                                                                      ---------------            ---------------

   Other income (expense):
     Interest expense                                                        (4,302)                    (4,911)
     Other, net                                                                2,376                    (7,154)
                                                                      ---------------            ---------------

   Total other income (expense)                                              (1,926)                   (12,065)
                                                                      ---------------            ---------------

   Earnings before income taxes                                               21,029                      9,934

   Income taxes                                                                6,171                    (5,986)
                                                                      ---------------            ---------------

   Net earnings                                                               14,858                     15,920
                                                                      ===============            ===============

Earnings per share:

    Basic                                                                       0.17                       0.19
                                                                      ===============            ===============

    Diluted                                                                     0.16                       0.17
                                                                      ===============            ===============

                                      ACXIOM CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                               (Dollars in thousands, except earnings per share)

                                                                              For the Twelve Months Ended
                                                                                      March 31,
                                                                      ------------------------------------------
                                                                           2005                       2004
                                                                      ------------------------------------------

Revenue:
    Services                                                                 889,675                    778,154
    Data                                                                     333,367                    232,668
                                                                      ---------------            ---------------
     Total revenue                                                         1,223,042                  1,010,822

Operating costs and expenses:
    Cost of revenue
     Services                                                                697,323                    635,436
     Data                                                                    208,388                    162,671
                                                                      ---------------            ---------------
     Total cost of revenue                                                   905,711                    798,107

    Selling, general and administrative                                      196,123                    118,576
    Gains, losses and nonrecurring items, net                                   (984)                       855
                                                                      ---------------            ---------------

        Total operating costs and expenses                                 1,100,850                    917,538
                                                                      ---------------            ---------------

    Income from operations                                                   122,192                     93,284
                                                                      ---------------            ---------------

   Other income (expense):
     Interest expense                                                       (19,191)                   (19,267)
     Other, net                                                                3,200                    (6,724)
                                                                      ---------------            ---------------

   Total other income (expense)                                             (15,991)                   (25,991)
                                                                      ---------------            ---------------

   Earnings before income taxes                                              106,201                     67,293

   Income taxes                                                               36,483                      8,949
                                                                      ---------------            ---------------

   Net earnings                                                               69,718                     58,344
                                                                      ===============            ===============

Earnings per share:

    Basic                                                                       0.80                       0.68
                                                                      ===============            ===============

    Diluted                                                                     0.74                       0.64
                                                                      ===============            ===============

                                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                                                CALCULATION OF EARNINGS PER SHARE
                                                                           (Unaudited)
                                                            (In thousands, except earnings per share)

                                                                                  For the Three Months Ended
                                                                                         March 31,
                                                                            -------------------------------------
                                                                                2005                   2004
                                                                            ---------------------- ---------------

Basic earnings per share:

    Numerator - net earnings                                                       14,858                 15,920

    Denominator - weighted-average shares outstanding                              88,216                 85,342
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.17                   0.19
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                               14,858                 15,920

        Interest expense on convertible bonds (net of tax benefit)                    509                   1,026
                                                                            --------------        ---------------

                                                                                   15,367                 16,946
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        88,216                 85,342

        Dilutive effect of common stock options and warrants                        3,274                  3,025

        Dilutive effect of convertible debt                                         7,351                  9,589
                                                                            --------------        ---------------

                                                                                   98,841                 97,956
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.16                   0.17
                                                                            ==============        ===============

                                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                                                CALCULATION OF EARNINGS PER SHARE
                                                                           (Unaudited)
                                                            (In thousands, except earnings per share)

                                                                                 For the Twelve Months Ended
                                                                                         March 31,
                                                                            -------------------------------------
                                                                                 2005                   2004
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                       69,718                 58,344

    Denominator - weighted-average shares outstanding                              86,695                 85,487
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.80                   0.68
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                               69,718                 58,344

        Interest expense on convertible bonds (net of tax benefit)                  3,560                  4,102
                                                                            --------------        ---------------

                                                                                   73,278                 62,446
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        86,695                 85,487

        Dilutive effect of common stock options and warrants                        3,721                  2,161

        Dilutive effect of convertible debt                                         9,030                  9,589
                                                                            --------------        ---------------

                                                                                   99,446                 97,237
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.74                   0.64
                                                                            ==============        ===============

                                                ACXIOM CORPORATION AND SUBSIDIARIES
                                                        REVENUES BY SEGMENT
                                                            (Unaudited)
                                                       (Dollars in thousands)

                                                                           For the Three Months Ended
                                                                                   March 31,
                                           ----------------------------------------------------------------------------------------
                                                                            2005                                            2004
                                           ----------------------------------------------------------------------------------------

US Services & Data                                                            190,392                                        181,351
International Services & Data                                                  52,687                                         39,866
IT Management                                                                  83,615                                         62,227
Intercompany eliminations                                                     (4,160)                                        (5,607)
                                           -------------------------------------------     ------------------------------------------

Total Revenue                                                                 322,534                                        277,837
                                           ===========================================     ==========================================

                                                                           For the Twelve Months Ended
                                                                                   March 31,
                                           ------------------------------------------------------------------------------------------
                                                              2005                                           2004
                                           ------------------------------------------- --- ------------------------------------------

US Services & Data                                                            735,319                                        688,643
International Services & Data                                                 212,529                                         84,033
IT Management                                                                 292,225                                        251,462
Intercompany eliminations                                                    (17,031)                                       (13,316)
                                           -------------------------------------------     ------------------------------------------

Total Revenue                                                               1,223,042                                      1,010,822
                                           ===========================================     ==========================================

                                         ACXIOM CORPORATION AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (Unaudited)
                                               (Dollars in thousands)
                                                                                March 31,              March 31,
                                                                                   2005                   2004
                                                                              ____________           ____________
                                  Assets
Current assets:

  Cash and cash equivalents                                               $       4,185           $      14,355

 Trade accounts receivable, net                                                 250,653                  212,387

  Deferred income taxes                                                          29,692                   14,032

  Refundable income taxes                                                         1,345                    2,280

  Other current assets                                                           46,034                   43,272
                                                                              ____________            ____________
     Total current assets                                                       331,909                  286,326
                                                                              ____________            ____________
Property and equipment                                                          581,918                  521,064
  Less - accumulated depreciation and amortization                              258,532                  253,976
                                                                              ____________           ____________
Property and equipment, net                                                     323,386                  267,088
                                                                              ____________           ____________

Software, net of accumulated amortization                                        57,135                   64,553
Goodwill                                                                        354,182                  282,971
Purchased software licenses, net of accumulated amortization                    157,999                  157,217

Unbilled and notes receivable, excluding current portions                        20,410                   13,030

Deferred costs, net                                                              88,851                   88,096

Data acquisition costs                                                           48,915                   36,557

Other assets, net                                                                15,369                   19,946
                                                                               ____________           ____________
                                                                         $    1,398,156           $    1,215,784
                                                                            ===================    ===================

                   Liabilities and Stockholders' Equity
Current liabilities:

  Current installments of long-term obligations                                  83,005                   73,245

  Trade accounts payable                                                         63,295                   41,527

  Accrued merger, integration and impairment costs                                    -                    2,881

  Accrued payroll and related expenses                                           27,435                   23,979

  Other accrued expenses                                                         74,635                   63,411

  Deferred revenue                                                              115,892                   91,060
                                                                              ____________             ____________
    Total current liabilities                                                   364,262                  296,103
                                                                              ____________             ____________
Long-term obligations:
  Long-term debt and capital leases, net of current installments                104,210                  239,327

  Software and data licenses, net of current installments                        37,494                   54,130
                                                                              ____________             ____________
    Total long-term obligations                                                  141,704                 293,457
                                                                              ____________             ____________

Deferred income taxes                                                             77,356                  39,008

Commitments and contingencies

Stockholders' equity:

  Common stock                                                                    10,440                   9,226
  Additional paid-in capital                                                     588,156                 361,256
  Retained earnings                                                              363,556                 308,487
  Accumulated other comprehensive loss                                            12,616                   2,940
  Treasury stock, at cost                                                       (159,934)                (94,693)
                                                                               ____________           ____________
  Total stockholders' equity                                                     814,834                 587,216
                                                                               ____________           ____________
                                                                          $    1,398,156          $    1,215,784
                                                                            ===================    ===================

                                                                                   ACXIOM CORPORATION AND SUBSIDIARIES
                                                                         RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                                                               (Unaudited)
                                                                                          (Dollars in thousands)

                                                                 Qtr ended                     Qtr ended                      Qtr ended                    Qtr ended                    Yr ended
                                                                 6/30/2001                     9/30/2001                     12/31/2001                    3/31/2002                    3/31/2002

Net cash provided by operating activities                         (39,280)                       69,300                         60,493                       60,092                    150,605

Proceeds received from disposition of assets                          127                             -                              -                           46                        173
Capitalized software                                               (5,935)                       (5,464)                        (5,832)                      (6,890)                   (24,121)
Capital expenditures                                               (8,789)                            -                         (2,612)                      (3,474)                   (14,875)
Deferral of costs                                                  (8,690)                      (18,012)                       (14,077)                      (7,352)                   (48,131)
Proceeds from sale and leaseback transaction                            -                         1,964                          4,035                            -                      5,999
                                                        ----------------------------- ----------------------------- ------------------------------ --------------------------- ----------------------------

Free cash flow                                                   (62,567)                        47,788                         42,007                       42,422                      69,650
                                                        ============================= ============================= ============================== =========================== ============================

                                                                 Qtr ended                     Qtr ended                      Qtr ended                    Qtr ended                    Yr ended
                                                                 6/30/2002                     9/30/2002                     12/31/2002                    3/31/2003                    3/31/2003

Net cash provided by operating activities                          60,243                        53,446                         76,992                       63,112                    253,793

Proceeds received from disposition of assets                           45                           155                              -                           93                        293
Capitalized software                                               (8,652)                       (8,958)                        (8,726)                      (8,237)                   (34,573)
Capital expenditures                                               (1,916)                       (3,000)                        (5,893)                      (2,403)                   (13,212)
Deferral of costs                                                  (3,240)                       (4,108)                        (3,796)                      (3,883)                   (15,027)
Proceeds from sale and leaseback transaction                            -                         7,729                              -                            -                      7,729
                                                        ----------------------------- ----------------------------- ------------------------------ --------------------------- ----------------------------

Free cash flow                                                     46,480                        45,264                         58,577                       48,682                    199,003
                                                        ============================= ============================= ============================== =========================== ============================

                                                                 Qtr ended                     Qtr ended                      Qtr ended                    Qtr ended                    Yr ended
                                                                 6/30/2003                     9/30/2003                     12/31/2003                    3/31/2004                    3/31/2004

Net cash provided by operating activities                                    48,125                        49,909                         79,282                 82,567           259,883

Proceeds received from disposition of assets                                    506                           192                             39                  2,046             2,783
Capitalized software                                                         (6,335)                       (7,296)                        (6,510)                (7,703)          (27,844)
Capital expenditures                                                         (1,588)                       (3,036)                        (7,637)                (9,917)          (22,178)
Deferral of costs                                                            (6,026)                       (4,006)                        (5,312)                (9,537)          (24,881)
                                                        ----------------------------- ----------------------------- ------------------------------ --------------------------- ----------------------------

Free cash flow                                                               34,682                        35,763                         59,862                 57,456           187,763
                                                        ============================= ============================= ============================== =========================== ============================

                                                                 Qtr ended                     Qtr ended                      Qtr ended                    Qtr ended                    Yr ended
                                                                 6/30/2004                     9/30/2004                     12/31/2004                    3/31/2005                    3/31/2005

Net cash provided by operating activities                                    34,714                        61,742                         82,805                      67,753                      247,014

Capitalized software                                                         (4,107)                       (4,721)                        (5,706)                     (5,760)                     (20,294)
Capital expenditures                                                         (1,823)                       (4,813)                        (3,132)                     (4,562)                     (14,330)
Deferral of costs                                                            (9,610)                      (11,113)                       (15,502)                    (17,203)                     (53,428)
                                                        ----------------------------- ----------------------------- ------------------------------ --------------------------- ----------------------------

Free cash flow                                                               19,174                        41,095                         58,465                      40,228                      158,962
                                                        ============================= ============================= ============================== =========================== ============================

                                                ACXIOM CORPORATION AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)
                                                       (Dollars in thousands)

                                                                                                 For the Three Months Ended

                                                                                                        March 31,

                                                                                     ------------------------------------------------
                                                                                            2005                     2004
                                                                                     ------------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                  14,858                      15,919
  Non-cash operating activities:
    Depreciation and amortization                                                               55,204                      42,496
    Loss (gain) on disposal or impairment of assets, net                                          (361)                     10,948
    Deferred income taxes                                                                        3,232                      (9,781)
    Tax benefit of stock options and warrants                                                    9,043                       4,313
    Non-cash stock compensation expense                                                          3,595                           -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                      (21,540)                     27,981
      Other assets                                                                             (19,367)                     (4,560)
      Accounts payable and other liabilities                                                    23,089                      (7,630)

      Merger, integration and impairment costs                                                        -                      2,881
                                                                                           ____________                 ____________
      Net cash provided by operating activities                                                  67,753                     82,567
                                                                                           ____________                 ____________
Cash flows from investing activities:

    Proceeds received  from the disposition of assets                                                 -                      2,046
    Capitalized software                                                                        (5,760)                     (7,703)
    Capital expenditures                                                                        (4,562)                     (9,917)
    Deferral of costs                                                                          (17,203)                     (9,537)
    Payments received from investments                                                             235                         159
    Net cash paid in acquisitions                                                              (18,612)                    (55,591)
                                                                                           ____________                 ____________
      Net cash used by investing activities                                                    (45,902)                     (80,543)
                                                                                           ____________                 ____________
Cash flows from financing activities:
    Proceeds from debt                                                                          86,346                       48,698
    Payments of debt                                                                           (93,566)                     (53,283)
    Dividends paid                                                                              (4,290)                      (3,415)
    Sale of common stock                                                                         5,776                       11,053
    Acquisition of treasury stock                                                              (33,551)                      (8,423)
                                                                                           ____________                 ____________
      Net cash used by financing activities                                                    (39,285)                      (5,370)
                                                                                           ____________                 ____________
      Effect of exchange rate changes on cash                                                     (275)                          53
                                                                                           ____________                 ____________

      Net decrease in cash and cash equivalents                                                (17,709)                      (3,293)
  Cash and cash equivalents at beginning of period                                              21,894                       17,648
                                                                                           ____________                 ____________
  Cash and cash equivalents at end of period                                                     4,185                       14,355
                                                                                          ____________                  ____________
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                   7,064                        6,692
      Income taxes                                                                                 385                        2,744
      Payments on capital leases and installment payment arrangements                           11,241                       13,929
      Payments on software and data license liabilities                                          5,151                        3,097

    Noncash investing and financing activities:

      Issuance of warrants in acquisition                                                            -                        2,000
      Software licenses acquired under software obligation                                       1,200                        5,500
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                 24,268                       20,323
      Construction of assets under construction loan                                             3,853                        4,191
      Convertible debt converted to common stock (net of deferred
            issuance costs)                                                                    171,631                            -
                                                                                          ____________                 ____________

                                                ACXIOM CORPORATION AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)
                                                       (Dollars in thousands)

                                                                                                 For the Twelve Months Ended

                                                                                                        March 31,

                                                                                     ------------------------------------------------
                                                                                            2005                     2004
                                                                                     ------------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                  69,718                       58,344
  Non-cash operating activities:
    Depreciation and amortization                                                              195,120                      150,241
    Loss (gain) on disposal or impairment of assets, net                                          (411)                       9,940
    Deferred income taxes                                                                       34,165                        6,895
    Tax benefit of stock options and warrants                                                    9,043                        4,313
    Non-cash stock compensation expense                                                          3,595                            -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                      (44,286)                      25,594
      Other assets                                                                             (21,898)                       7,434
      Accounts payable and other liabilities                                                     4,659                       (5,175)
      Merger, integration and impairment costs                                                  (2,691)                       2,297
                                                                                           ____________                 ____________
      Net cash provided by operating activities                                                247,014                      259,883
                                                                                           ____________                 ____________
Cash flows from investing activities:

    Proceeds received  from the disposition of operations                                             -                       7,684

    Proceeds received  from the disposition of assets                                                 -                       2,783
    Capitalized software                                                                       (20,294)                     (27,844)
    Capital expenditures                                                                       (14,330)                     (22,178)

    Investments in joint ventures and other companies                                                 -                      (5,000)
    Deferral of costs                                                                          (53,428)                     (24,881)
    Payments received from investments                                                           2,533                        1,678
    Net cash paid in acquisitions                                                              (42,200)                     (55,591)
                                                                                           ____________                 ____________
      Net cash used by investing activities                                                   (127,719)                    (123,349)
                                                                                           ____________                 ____________
Cash flows from financing activities:
    Proceeds from debt                                                                         216,138                      149,687
    Payments of debt                                                                          (311,350)                    (231,763)
    Dividends paid                                                                             (14,649)                      (3,415)
    Sale of common stock                                                                        43,984                       22,037
    Acquisition of treasury stock                                                              (63,759)                     (64,470)
                                                                                           ____________                 ____________
      Net cash used by financing activities                                                   (129,636)                    (127,924)
                                                                                           ____________                 ____________
      Effect of exchange rate changes on cash                                                      171                          254
                                                                                           ____________                 ____________

      Net decrease in cash and cash equivalents                                                (10,170)                       8,864
  Cash and cash equivalents at beginning of period                                              14,355                        5,491
                                                                                           ____________                 ____________
  Cash and cash equivalents at end of period                                                      4,185                      14,355
                                                                                          ____________                 ____________
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                   20,473                      20,189
      Income taxes                                                                                1,465                       1,758
      Payments on capital leases and installment payment arrangements                            60,886                      30,823
      Payments on software and data license liabilities                                          24,748                      32,801

    Noncash investing and financing activities:
      Issuance of warrants in acquisition                                                         1,833                       2,000

      Acquisition of land in exchange for debt                                                        -                       2,698

      Acquisition of data under long-term obligation                                                  -                      18,340
      Software licenses acquired under software obligation                                       13,882                      16,635
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                  90,627                      80,518
      Construction of assets under construction loan                                             21,832                      11,045
      Convertible debt converted to common stock (net of deferred
           issuance cost)                                                                       171,633                           -
                                                                                          ____________                 ____________

  ACXIOM CORPORATION

                                                                                                                                Financial Road Map1
                                                                                                                               _____________________
                                                                                                                               (as of March 31, 2005)

                                          -----------------------------------    -----------------------------------------    ----------------------------------------   ------------------------------------------------------    --------------------------------------------------
                                                       Actual 2                                  Actual 3                                    Actual 3                                           Target                                              Long-Term Goals
Years Ending March 31,                               Fiscal 2004                              Q4 Fiscal 2005                                Fiscal 2005                                       Fiscal 2006                                             Fiscal 2009
                                          -----------------------------------    -----------------------------------------    ----------------------------------------   ------------------------------------------------------    --------------------------------------------------

U.S. Revenue Growth                                      2.7%                                     13.4%                                        9.0%                                           13% to 15%                                           7% to 10% (CAGR)
U.S. Revenue                                         $926 million                              $270 million                               $1,011 million                                 $1,140 to $1,160 mil                                              -

International Revenue Growth                            51.3%                                     32.2%                                       152.9%                                           0% to 5%                                             5% to 8% (CAGR)
International Revenue                                $85 million                               $53 million                                 $213 million                                    $213 to $220 mil                                                -

U.S. Operating Margin                                    9.8%                                      8.6%                                        11.3%                                        11.5% to 12.5%                                            15% to 18%

International Operating Margin                           3.1%                                     -0.5%                                        3.9%                                          4.5% to 6.5%                                             12% to 15%

Return on Assets                                         8.2%                                     9.2%3                                        9.2%3                                           9% to 10%                                              10% to 14%

Return on Invested Capital                               9.4%                                     11.0%3                                      11.0%3                                          11% to 12%                                              13% to 18%

Operating Cash Flow                                  $260 million                              $68 million                                 $247 million                                    $250 to $270 mil                                        $270 to $300 mil

Free Cash Flow                                       $188 million                              $40 million                                 $159 million                                    $160 to $180 mil                                        $170 to $200 mil

Revolving Credit Line Balance                        $16 million                               $11 million                                  $11 million                                    $200 to $375 mil                                       less than $300 mil

Dividends Per Share                                     $0.044                                    $0.05                                        $0.17                                             $0.20                                              $0.24 to $0.28

------------------------------
1  Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2  The Fiscal 2004 results include $0.9 million expense recorded in gains, losses and nonrecurring items, net and $2.8 million related to a write-down of a third-party software package.
3  ROA and ROIC are calculated on a trailing 4 quarters basis.  Results for the trailing 4 quarters ending March 31, 2005 include $1.0 million income included in gains, losses & nonrecurring items and $3.6 million in expense related to vesting of stock options.
4  Acxiom declared its first quarterly dividend in the fourth quarter of
Fiscal 2004.

                                                                                                  ACXIOM CORPORATION

                                                                                    Financial Road Map Assumptions and Definitions
                                                                                   _________________________________________________
              Assumptions

               1.   The effective tax rate is projected to be approximately 38% for future years.
               2.   Interest rates are assumed to increase slightly over the current levels.
               3.   The Company will utilize all of its tax loss carry forwards and begin to pay U.S. federal and state income taxes during FY06.
               4.   The Company will pay incentives under its bonus plan of approximately $15 million to $25 million for each of the years beginning in fiscal 2006 based on achievement of the Company's business plan.
               5.   The Company will maintain a relatively constant mix of business for each of its three business segments.
               6.   Foreign exchange rates will remain at approximately the current levels.
               7.   Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
               8.   Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
               9.   Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

              Definitions

               1.   Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
               2.   Operating Margin is defined as the income from operations as a percentage of revenue.
               3.   Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
               4.   Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital.  The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance + ending balance)/2]  x  an 8% implied interest rate on the leases.
                    Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less cash, less non-interest bearing liabilities, plus the present value of operating leases.
               5.   Operating Cash Flow is as shown on the Company's cash flow statement.
               6.   Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
               7.   Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the period.
               8.   Dividends Per Share is defined as the sum of the dividends for that period.

                                                                      Reconciliation of Non-GAAP Measurements
                                                                     _________________________________________

                                                                                (Dollars in thousands)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                              Actual                  Actual               Actual                Target             Long-Term Goals
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         Years Ending March 31,             Fiscal 2004            Q4 Fiscal 2005       Fiscal 2005           Fiscal 2006             Fiscal 2009

         Free Cash Flow

         Net cash provided by
         operating activities                 259,883                 67,753              247,014          250,000    270,000       270,000    300,000

         Proceeds received from
         disposition of assets                  2,783                      0                    0                0          0             0          0

         Capitalized software                 (27,844)                (5,760)             (20,294)         (20,000)   (20,000)      (25,000)   (25,000)

         Capital expenditures                 (22,178)                (4,562)             (14,330)         (15,000)   (15,000)      (20,000)   (20,000)

         Deferral of costs                    (24,881)               (17,203)             (53,428)         (55,000)   (55,000)      (55,000)   (55,000)
                                            ____________          _____________         ____________    ___________  __________    __________  _________

         Free cash flow                       187,763                 40,228              158,962           160,000 to 180,000       170,000 to 200,000
                                            ============          =============         ============     ===========  ===========   ==========  =========

         Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.  The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

         Return on Assets (ROA) and
         Return on Invested Capital (ROIC)    ROA       ROIC        ROA      ROIC         ROA       ROIC              ROA                  ROIC                     ROA                 ROIC
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                    (5)       (5)         (5)       (5)
         Numerator:
           Income from operations           93,284     93,284     122,192    122,192     122,192    122,192     141,000   160,000     141,000   160,000      191,000    272,000    191,000    272,000
           Add implied interest on
           operating leases (1)                        13,557                 13,903                 13,903                            14,200    14,200                             19,000     19,000
                                            _______   ________   _________  ________    ________  _________    ________  ________    ________   ________     _______    _________  ________   ________
                                            93,284    106,841     122,192    136,095     122,192    136,095     141,000   160,000     155,200   174,200      191,000    272,000    210,000    291,000

         Denominator:
           Average total assets (2)      1,143,120  1,143,120   1,321,122  1,321,122   1,321,122  1,321,122   1,542,000  1,552,000   1,542,000 1,552,000   1,840,000  1,938,000  1,840,000  1,938,000
           Less average cash (3)                      (10,129)               (11,858)               (11,858)                            (6,300)  (12,700)                         (214,800)  (285,100)
           Less average non-interest
           bearing current liabilities (4)           (166,175)              (246,280)              (246,280)                          (280,000) (280,200)                         (290,000)  (291,500)
           Plus average present value
           of operating leases (1)                   (171,422)               168,734                168,734                            180,000   179,500                           237,000    237,000
                                        __________  __________  __________  _________  __________ _________  __________  _________   _________  ________   __________ __________ __________ __________
                                         1,143,120  1,138,238   1,321,122  1,231,717   1,321,122  1,231,717   1,542,000  1,552,000   1,435,700 1,438,600    1,840,000 1,938,000  1,572,200  1,598,400
                                        __________  __________  __________  _________  __________ _________  __________  _________   _________  ________   __________ __________ __________ __________

        Return on invested capital          8.2%       9.4%        9.2%       11.0%       9.2%      11.0%        9%    to   10%         11%   to  12%          10%   to  14%          13%  to  18%
                                        ==========  ==========  ==========  =========  ==========  =========  =========  =========   =========  ========   ========== ==========  ========  ========

                 Notes
                 1 Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning + Ending) / 2] of the present value of the leases.
                 2 Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
                 3 Average cash is the average of the GAAP amount for the trailing 4 quarter ends.
                 4 Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
                 5 ROA and ROIC for quarterly and YTD figures are calculated on a trailing 4 quarters basis and are therefore the same.

         Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this
         Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.
         The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.